EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Reliance Steel & Aluminum Co.:

We consent to the incorporation by reference in the Registration Statement No. 333-152375 on Form S-3, the Registration Statement No. 333-139790 on Amendment No. 2 to Form S-4, and Registration Statement Nos. 333-133204, 333-136290, and 333-147226 on Form S-8 of Reliance Steel & Aluminum Co. of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Reliance Steel & Aluminum Co. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2010 and the information included in the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Reliance Steel & Aluminum Co.

/s/    KPMG LLP

Los Angeles, California

February 25, 2011